Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "RED OAK CONCEPTS, INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF MAY, A.D. 2007, AT 5:30 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.


SECRETARY'S OFFICE
DELAWARE

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4358972 8100

070617492

AUTHENTICATION: 5708477

DATE: 05-25-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:55 PM 05/24/2007
FILED 05:30 PM 05/24/2007
SRV 070617492 - 4358972 FILE

CERTIFICATE OF INCORPORATION

OF

RED OAK CONCEPTS, INC.
(a Delaware corporation)

FIRST: The name of the corporation is Red Oak Concepts, Inc. (the "Corporation").

SECOND: The registered office and registered agent of the Corporation is United Corporate Services, Inc., 874 Walker Road, Suite C, Dover, Kent County, Delaware 19904.

THIRD: The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: (A) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 110,000,000 shares, consisting of (1) 100,000,000 shares of common stock, par value $0.0001 per share ("Common Stock"), and (2) 10,000,000 shares of preferred stock, par value $0.0001 per share ("Preferred Stock").

(B) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation (as hereafter defined), the holders of the Common Stock shall exclusively possess all voting power.

(C) The Board of Directors is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, by resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation"). The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

FIFTH: The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of the Corporation.

SIXTH: The name and address of the incorporator is as follows:

NAME	ADDRESS
Michael A. Barr	10 Bank Street White Plains, New York 10606

SEVENTH: No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation.

EIGHTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The directors need not be elected by ballot unless required by the bylaws of the Corporation.

NINTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to such reservation.

ELEVENTH: (A) A director of the Corporation shall not be held personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

(B) The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or complete action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise. The Corporation may, to the full extent permitted by law, purchase and

maintain insurance on behalf of any such person against any liability which may be asserted against him or her. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Any repeal or modification of the foregoing paragraphs by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer or employee of the Corporation existing at the time of such repeal or modification.

TWELFTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under § 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation

I, THE UNDERSIGNED, to form a corporation for the purposes hereinabove stated, under and pursuant to the provision of the General Corporation Law of the State of Delaware, do hereby certify that the facts stated herein are true and hereunto set my hand and seal this 24th day of May, 2007.

S/MICHAEL A BARR
Michael A. Barr, Incorporator